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                                                                    Exhibit 23.5

We hereby consent to the use in the Registration Statement of Johnson & Johnson on Form S-4 and in the Proxy Statement/Prospectus of Johnson & Johnson and Centocor, Inc., which is part of the Registration Statement, of our opinion dated July 20, 1999 appearing as Annex C to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        MORGAN STANLEY & CO.
                                        INCORPORATED

                                        By: /s/ Peter N. Crnkovich
                                           -------------------------
                                            Peter N. Crnkovich
                                            Managing Director

New York, New York
September 2, 1999